                                                                   Exhibit 10(3)

                                   Agreement
                       Media and Content Partner Program


Agreement (this "Agreement") made and entered into as of the 23 day of March, 1997, by and between:

Virtual Jerusalem, Ltd.
51-227211-3
2 Poalei Tzedek Street
Jerusalem
(herein: "Virtual Jerusalem" or the "Company") -and-

Jewish Television Network
9021 Melrose Avenue Suite 309
Los Angeles CA 90069
(herein: the "Client")

                                   RECITALS
                                   --------

Whereas Virtual Jerusalem manages and operates the Internet World Wide Web Virtual Jerusalem Site known as "Virtual Jerusalem", residing at the following Internet addresses: www.virtual.co.il and www.jer1.co.il (herein: "the Virtual Jerusalem Site"); and

Whereas the Client wishes to retain the services of Virtual Jerusalem to create and maintain an interactive World Wide Web site for the Client which shall be accessible to Internet users worldwide through the navigational tools available on the home page of the Virtual Jerusalem Site (herein: "the Client Site") on the terms set forth herein; and

Whereas Virtual Jerusalem has the necessary knowledge and experience to create and maintain the Client Site and to fulfill its obligations as set forth herein;

Therefore the parties have stipulated and agreed as follows:


Recitals
--------

1.1 The recitals and the appendices to this Agreement constitute an integral part hereof.

Definitions
-----------

As used herein, the following terms, when capitalized, shall have the meanings set forth beside them:

2.1 "Advertisement" -- any information, text, images, music, video footage, photographs or other content having the purpose of publicizing and promoting products and/or services; provided, however, that recognition of donors and/or sponsors of the Client shall not constitute advertisement.

2.2 "Business Day" -- any day between Sunday and Thursday (inclusive) except for days on which Israeli commercial banks are closed for business.

2.3 "Client Material" -- any text, images, music, video footage, photographs or other content of any kind provided by the Client, whether provided to Virtual Jerusalem for use in or in connection with the Client Site or uploaded onto the Client Site by File Transfer Protocol ("FTP") by the Client.

2.4 "Client Publication" -- any collection of information, articles, texts, photographs, video footage, music or other material of any kind whether in print, audio or in any other form or media, collected, produced and/or distributed by the Client.

2.5 "Client Publication Subscription Fees" -- aggregate amounts collected (excluding Value Added Tax, if applicable) by the Client from all subscribers (excluding donors contributing moneys for events held by the Client, such as annual dinners, and sponsors of the Client, including without limitation, program sponsors and city sponsors) to a Client Publication who first subscribed to the Client Publication by using the subscription forms located in the Client Site;

2.6 "Client Site Advertising Receipts" - Net Client Site Advertising Production Receipts and Client Site Advertising Banner Receipts.

2.7 "Client Site Subscription Fees" - To the extent applicable, aggregate amounts collected by the Client from all subscribers to the Client Site;

2.8 "Computer Network" -- the Internet, a commercial online service and/or other computer network to which the public has access.

2.9 "Confidential Information" -- any of the following insofar as they relate to either party to this Agreement: trade secrets, technical information, technology, information, computer source and object codes, client lists, sales and marketing information, client account records, personnel records, financial or other business information and any additional information identified by either party to the other as being confidential. Notwithstanding the above, "Confidential Information" shall not include information of any kind as set forth above which was legitimately discovered by one party independent of the other party and/or once such information has been disclosed to the public.

2.10 "Client Products" -- items, including without limitation, videos, CD-ROMS, software products, books, toys, and promotional items offered by the Client on the Client Site which may be ordered on-line or off-line.

2.11 "Domain Name" - the name and Internet address of the Client Site to be chosen and owned by the Client.

2.12 "Edition" - weekly editions of the Client Site to incorporating new Client Material.,

2.13 "Email Account" -- an Internet address which refers to a location on one of the Virtual Jerusalem servers through which one may send and receive electronic mail.

2.14 "Email List" -- a list of computer addresses which may be compiled by the Client to which a piece of electronic mail will automatically be sent when the mail is sent to a single specified address and which allows users to add and delete their addresses from the list as required.

2.14 "FTP Space" -- computer disk space solely for the purpose of storing electronic data on the Virtual Jerusalem server.

2.15 "Graphic Page" - an amount of computer "space" which contains text or other images which will appear on the computer to cover not more than the length of thirty (30) lines of twelve (12) point text or any part thereof, but not including more than five graphic images, which images may include the Client logo, pictures, graphic and/or Client button bar (but not street or area maps) and which is not a Text Page. A Graphic Page shall not include links to sites not on the Virtual Jerusalem Site unless such links are paid advertisements.

2.16 "Initial Design and Layout" -- the design, layout and graphics of the Client Site created by Virtual Jerusalem at its sole discretion, subject to the approval of the Client.

2.17 "Initial Design and Layout Material" -- all text, images, logos, video footage, photographs or content of any kind which is necessary for the creation by Virtual Jerusalem of the Initial Design and Layout.

2.18 "Initial Term" -- three years beginning on the day of signature of this Agreement.

2.19 "Licensed Material" -- any text, images, music, video footage, photographs or other content of any kind obtained by and licensed to Virtual Jerusalem by third parties at Virtual Jerusalem's sole cost for use in or in connection with the Client Site.

2.20 "Maintain" or "Maintenance" - to maintain all hardware, software and network connectivity controlled by Virtual Jerusalem for access by users to the Client Site, to back up, both in real time and on a daily basis, the hard drives in which the Client Site is physically housed, and to provide a secure connection.

2.21 "Net Client Site Advertising Banner Receipts" -- aggregate amounts collected (excluding Value Added Tax, if applicable) plus the fair market value of any other compensation received (such as barter advertising, or a commission on sales of the advertiser generated by the Advertisement) for the placement of an Advertisement on the Client Site and/or for the distribution of an Advertisement by electronic mail to subscribers to the Client list(s), if any, through the Virtual Jerusalem list processor, from an advertiser located by Virtual Jerusalem or the Client, less commissions which the locating party is obligated to pay to an advertising sales representative and/or agent (provided, however, that such commission shall not exceed fifteen percent (15%) of the advertising rate determined in accordance with section 7.3 below);

2.22 "Net Client Site Advertising Production Receipts" -- aggregate amounts collected (excluding Value Added Tax, if applicable) plus the fair market value of any other compensation received (such as barter advertising, or a commission on sales generated by the Advertisement) for production of an Advertisement, from an advertiser located by Virtual Jerusalem or the Client for Advertisement on the Client Site;

2.23 "Net Virtual Jerusalem Site Advertising Receipts" -- aggregate amounts collected (excluding Value Added Tax, if applicable) plus the fair market value of any other compensation received (such as barter advertising, or a commission on sales generated by the advertisement) for the placement of an advertisement on the Virtual Jerusalem Site from an advertiser located by the Client, from whom Client Site Advertising Revenues have been collected, less any commission which the Client is obligated to pay to an advertising sales representative and/or agent (provided, however, that such commission shall not exceed fifteen percent (15%) of the advertising rate determined in accordance with section 7.3 below);

2.24 "Text Page" -- the space equivalent to thirty (30) lines of twelve (12) point text or any part thereof and material to be displayed on the Virtual Jerusalem Site or the Client Site which contains only one or more of the following elements: text, the Client logo, the Client Site button bar, the Virtual Jerusalem Site button bar and Advertisements. Advertisements may include text and/or graphics, provided that each Text Page shall not contain links to sites not on the Virtual Jerusalem Site unless the such links are paid advertisements. A Text Page not delivered in electronic format acceptable to the Company in accordance with Appendix A hereto ("Production Terms") shall be considered a Graphic Page.

2.25 "Virtual Jerusalem Material" -- any text, images, music, video footage, photographs or other content of any kind created by Virtual Jerusalem for or in connection with the Client Site, including without limitation, the Initial Design and Layout.

The Client Site
---------------

3.1 The Client hereby engages Virtual Jerusalem to create and produce the Client Site and Virtual Jerusalem hereby agrees to do so as set forth in subsection 3.2 hereof and the Client Site Production Terms attached hereto as Exhibit A of this Agreement (the "Production Terms"). In connection with the elements to be provided hereunder, Virtual Jerusalem shall perform services which may include but not be limited to, copying reproducing, distributing, displaying, quoting, dramatizing, scanning, converting into digital form, storing, publishing, and converting into Internet format, the Initial Design and Layout Material, the Client Material, the Virtual Jerusalem and the Licensed Material and shall Maintain the Client Site.

3.2 Subject to the terms set forth herein, Virtual Jerusalem shall create and produce the Client Site for the Client which shall be comprised, without limitation, of the following elements:

      (a) The Initial Design and Layout. Following approval of the Initial Design and Layout in the manner set forth in section 5.2 below, the Initial Design and Layout shall not be materially altered except by agreement of both parties and subject to the Client's approval of the new design, layout and/or graphics;

      (b) To the extent requested and subject to agreement by the parties, additional Virtual Jerusalem Material, such as quizzes, polls and forums, if any, as set forth in the Production Terms. Virtual Jerusalem Material shall be approved by the Client in the manner set forth in section 5.2 below prior to its placement on the Client Site;

     (c) The Client Material, provided that Virtual Jerusalem may refuse to include in the Client Site any material and/or content of any kind which is in violation of any applicable law and/or regulation and/or which Virtual Jerusalem reasonably deems inappropriate for publication on the Virtual Jerusalem Site. Virtual Jerusalem shall notify the Client immediately of its refusal to publish any part of the Client Material;

     (d) To the extent requested and subject to agreement by the parties and Virtual Jerusalem's ability to obtain licenses, Licensed Material, such as selected video and music clips, photographs and articles. Licensed Material shall be approved by the Client in the manner set forth in section 5.2 below prior to its placement on the Client Site;

     (e) To the extent requested by the Client in its sole discretion, (i) Client Site subscription forms, which shall provide to users fee structures and payment options to be determined solely by and paid directly to the Client and (ii) order forms for Client Products, each such form to be designed as agreed upon by the parties;

     (f) A search engine (the particular type of which shall be determined by Virtual Jerusalem at its discretion) capable of enabling users to search the Client Site; and

     (g)  Advertisements.

3.3 Virtual Jerusalem shall render any and all services, including without limitation, the creation and production of the Client Site and Editions thereof, and regular Maintenance of the Client Site, in a competent, conscientious and professional manner and as instructed by the Client pursuant to this Agreement, including without limitation, those involving artistic taste and judgment. Virtual Jerusalem acknowledges and agrees that the Client Site and Editions thereof created by Virtual Jerusalem shall be of a quality at least equivalent to the standard of quality found in the Virtual Jerusalem Site as of the date of this Agreement and shall incorporate commercially available and widely used state of the art technology. Virtual Jerusalem acknowledges and agrees that timely delivery of the Client Site and Editions thereof is of the essence of this Agreement.

3.4 Virtual Jerusalem shall produce the Client Site within the time period set forth in the Production Terms, provided that the Initial Design and Layout has been approved and the Client Material for the first Edition of the Client Site has been delivered to Virtual Jerusalem in the manner agreed upon by the parties as set forth in section 4.2 below. Thereafter, new Edition(s)s of, amendments and additions to the Client Site shall be produced in the manner and with the frequency set forth in the Production Terms.

3.5 Virtual Jerusalem's rights to provide World Wide Web services to the Client, including without limitation the right to create and maintain the Client Site and the right to reproduce content produced and/or provided by the Client, in whole or in part, on the Internet or on another Computer Network, in accordance with the terms of this Agreement and for the duration of the term thereof, shall be exclusive. Notwithstanding the above, the Client may provide up to ten percent (10%) of the Client Material ("Distributed Material") to any other Computer Networks at any given time for distribution online, provided that: (a) the Client notifies Virtual Jerusalem in writing (or by e-mail) in advance of such distribution, with respect to each Computer Network to whom it has licensed the online distribution of the Distributed Material, the identity of the Computer Network, the location of the Distributed Material online and any other pertinent information which Virtual Jerusalem shall reasonably request;
(b) the Computer Network displays a prominent notice in proximity to the Distributed Material informing users of the location and address of the Client Site on the Virtual Jerusalem Site; (c) the Computer Network provides a direct link from the Distributed Material to the Client Site; (d) should the Computer Network enable users to subscribe to the Client Publication for a subscription fee which shall be less than the subscription fee charged by Client on the Client Site, then the Client shall pay to Virtual Jerusalem the difference between each subscription fee collected by the Client from subscribers through the Computer Network and the subscription fee charged by the Client for a similar subscription through the Client Site.

3.6 Virtual Jerusalem shall make all of the appropriate requests and exert best efforts so that the Client Site is listed on all appropriate indices and directories which appear on the Internet, including Yahoo, Excite, Infoseek, Lycos and Altavista. Virtual Jerusalem will also publicize and promote the Client Site within the Virtual Jerusalem Site, including on the Virtual Jerusalem homepage, when appropriate, at its discretion.

Delivery of the Initial Design and Layout Material and of the Client Material
-----------------------------------------------------------------------------

4.1 The Initial Design and Layout Material shall be delivered to Virtual Jerusalem by the Client in the manner set forth in the Production Terms as soon as is practicable following signature of this Agreement.

4.2 The Client Material for the first Edition of the Client Site shall be delivered to Virtual Jerusalem by the Client in the manner and at the time set forth in the Production Terms.

4.3 (a) Following the production of the first Edition of the Client Site, the Client shall have the option, with respect to subsequent Editions of the Client Site, to either: (1) deliver the Client Material to Virtual Jerusalem to be uploaded onto the Client Site; or (2) upload the Client Material on to the
                               --
Client Site by FTP, independently of Virtual Jerusalem, in the manner set forth in Virtual Jerusalem's "Guidelines for FTP of Client Material" attached hereto as Appendix B to this Agreement ("the Guidelines"). Notwithstanding the above, Virtual Jerusalem may require at any time by at least two (2) weeks written notice to the Client and at its sole discretion, that all Client Material be delivered to Virtual Jerusalem be uploaded by Virtual Jerusalem on to the Client Site.

     (b) With respect to any Edition(s) of the Client Site for which the Client has opted (or been required) to deliver the Client Material to Virtual Jerusalem as set forth in subsection 4.3(a) above, the Client Material for such Edition(s) shall be delivered in accordance with the Production Terms.

     (c) Except to upload the Client Material on to the Client Site by FTP as provided in section 4.3(a) above, the Client shall have no right to alter, amend or change any part of the Client Site, except for the Client Material, in any way, without the express written consent and license of Virtual Jerusalem.

4.4 The Client hereby represents and warrants that (1) it owns (or shall own at the time of delivery) all of the right, title and interest in all of the Client Material; (2) it has full and enforceable rights to deliver the Client Material to Virtual Jerusalem and to grant a license with respect thereto as set forth in section 4.5 below; (3) the Client Material shall not violate any applicable law and/or regulation and/or infringe the rights of any third party and (4) it owns all right, title and interest in the Client Products or, in the alternative, it has full and enforceable rights to distribute, promote, sell, license and/or advertise the Client Products through the Client Site and that such distribution, promotion, sale, license and/or advertisement shall not violate any applicable law or regulation and/or infringe the rights of any third party.

4.5 (a) The Client hereby grants a license to Virtual Jerusalem to copy, reproduce, distribute, display, perform, quote, dramatize, scan, convert into digital form, store, install in and retrieve from a storage device (including any acts of copying incidental thereto), publish, publicize and convert into Internet format the Client Material, in whole or in part, an unlimited number of times, in or in connection with the Client Site, and to do any other act with respect to the Client Material which Virtual Jerusalem shall deem necessary or desirable for the fulfillment of its obligations hereunder (herein: "Acts of Use"). The license granted hereunder shall be worldwide and shall automatically terminate upon the termination of this Agreement pursuant to sections 10.1 or
10.2 below.

     (b) To eliminate doubt, the Client hereby grants a license to Virtual Jerusalem to promote and advertise the Client Products on the Client Site.

4.6 The Client declares that it understands that due to the nature of the Internet medium, content appearing on the Client Site may be downloaded by Internet users (i.e., printed and reproduced) and agrees and confirms that Virtual Jerusalem shall have no liability whatsoever for an infringement of the Client's rights by an Internet user.

4.7 The Client hereby undertakes to indemnify and hold Virtual Jerusalem harmless from any and all damages, loss and/or expense (including, without limitation, reasonable attorneys' fees) suffered or incurred by Virtual Jerusalem as a result of, or in connection with the Client's breach of its representations and warranties set forth in section 4.4 above, including but not limited to, a judgment given by any court of law, for the breach by Virtual Jerusalem of a third party's rights, including without limitation, copyright, moral rights, trademark rights, service rights, performers' rights, neighboring rights, or other rights of any kind, caused by any Act of Use with respect to the Client Material, in whole or in part, in accordance with the license granted in section 4.4 above and/or any consent given in accordance with section 4.8 below.

4.8 Notwithstanding section 4.5 hereof, Virtual Jerusalem shall have no right to edit, alter, summarize, redact, manipulate or modify (digitally or otherwise) the Client Material, in whole or in part, or place such Client Material on the Client Site except with the prior written consent of the Client, provided, however, that the Client's approval of the Client Site as set forth in section
5.2 below, shall be deemed approval of any editing, alterations, summary, redaction, manipulation and/or modification of the Client Material, in whole or in part.

4.9 To the extent provided by the Client, Virtual Jerusalem shall prominently display the author's name beside each article provided by the Client and reproduced in the Client Site. In addition, Virtual Jerusalem shall include the following notice in the Client Site, in connection with all Client Material:

     "Reprinted with permission of the Jewish Television Network. Copyright 19__ the Jewish Television Network"

Such notice may appear only once in each Edition of the Client Site and refer jointly to all of the Client Material contained in the relevant Edition. The location of such notice shall be at the discretion of Virtual Jerusalem.

Approval of the Client Site
---------------------------

5.1 The Initial Design and Layout, other Virtual Jerusalem Material, Client Material which has been delivered to Virtual Jerusalem for uploading onto the Client Site and Licensed Material shall not be placed on the Client Site without the prior approval of the Client.

5.2 Approval of all material to be distributed on the Client Site shall be requested by Virtual Jerusalem, and given by the Client, in the manner set forth in the Production Terms. The Client's failure to respond to a request for approval of material made in the manner set forth in the Production Terms, within the period set forth therein, shall be deemed approval of the material for which approval is requested by Virtual Jerusalem.

Rights of Virtual Jerusalem
---------------------------

6.1 (a) Virtual Jerusalem hereby represents and warrants that (1) it owns all of the right, title and interest in all of the Virtual Jerusalem Material, (2) it has full and enforceable rights to distribute the Virtual Jerusalem Material and the Licensed Material, if any, on the Client Site as undertaken herein, (3) the technology used in connection with the Client Site shall employ the same high power computer and high speed Internet connection as the Virtual Jerusalem Site and (4) the Virtual Jerusalem Material shall not violate any applicable law and/or regulation and/or infringe the rights of any third party. The Client hereby confirms and agrees that all right, title and interest in the Virtual Jerusalem Material and in the Client Site, except for the Client Material and the Initial Design and Layout Material, is the exclusive property of Virtual Jerusalem and/or third parties who have licensed their rights, in whole or in part, to Virtual Jerusalem. Virtual Jerusalem shall have the absolute right to include on every page of the Client Site its button bar which shall link that page with the home page of the Virtual Jerusalem Site. To eliminate doubt, Virtual Jerusalem shall not require the Client's approval to place the button bar on any such page.

     (b) Virtual Jerusalem hereby undertakes to indemnify and hold the Client harmless from any and all damages, loss and/or expense (including, without limitation, reasonable attorneys' fees) suffered or incurred by the Client as a result of, or in connection with, the breach by Virtual Jerusalem of any of its representation and warranty herein.

6.2 Notwithstanding the above, upon the conclusion of the Initial Term, termination of this Agreement by Virtual Jerusalem during the Initial Term without Cause (as defined in section 10.3 below), or, in the event the Virtual Jerusalem Site is no longer operable or the Client terminates this Agreement either for Cause or without Cause (subject to the Client's compliance with the provisions of section 10.2 hereof), Virtual Jerusalem shall, at the request of the Client, grant to the Client, to the extent permitted by applicable law, a worldwide, perpetual and royalty free license to use any right which Virtual Jerusalem may have in the Licensed Material (provided that Virtual Jerusalem has the right to sub-license such right to the Client according to the terms of the license therefor) and the Virtual Jerusalem Material solely for the purpose of displaying the Virtual Jerusalem Material on a Computer Network in connection with an online Edition(s) of a Client Publication. Subject to the above, Virtual Jerusalem agrees to sign such documents as may be necessary, if any, to execute the license of rights contemplated by this section if and when it is requested to do so, at the expense of the Client. To eliminate doubt, Virtual Jerusalem shall not be required to obtain for the Client any license and/or right with respect to Licensed Material following the expiration of the license for the Licensed Material in existence at the time of termination of this Agreement or if the existing license does not permit Virtual Jerusalem to sub-license or assign its rights in the Licensed Material.

Advertising
-----------

7.1 The parties hereto shall exert best efforts to locate advertisers for the Client Site. Without derogating from the above, the Client shall recommend and encourage all existing Client Publication advertisers and potential advertisers, if any, to advertise in the Client Site.

7.2 The Client shall be entitled to Net Client Site Advertising Receipts and the Net Virtual Jerusalem Site Advertising Receipts as set forth in the Client Site Revenue Terms attached hereto as appendix C to this Agreement ("the Revenue Terms"). To eliminate doubt, the parties agree that all revenue generated by Advertisement located by Virtual Jerusalem and placed on the Virtual Jerusalem Site shall be Virtual Jerusalem's alone.

7.3 Advertising distribution (placement) rates for the Client Site shall be mutually agreed upon by the parties. Notwithstanding the above, Virtual Jerusalem shall not deny the Client's request to provide certain advertisers with preferential rates (including advertising free of charge) provided that with respect to each such Advertisement provided at a rate lower than that which was agreed by the parties, Virtual Jerusalem shall nevertheless receive from the Client such payment as it would have received if the Client had charged the agreed upon rate. Advertising production rates shall be determined exclusively by Virtual Jerusalem at its sole discretion and may differ among advertisers.

7.4 It is further agreed between the parties that Virtual Jerusalem will not and, if the Client has opted to independently FTP the Client Material on to the Client Site, the Client will not, place any Advertisement on the Client Site without the prior consent of the other party.

7.5 In the course of each year during the term of this Agreement, the Client shall promote and advertise the Client Site and the Virtual Jerusalem Site in the manner set forth in the Revenue Terms. In addition, the Client shall include the Client Site Internet address on all Client public relations material, including but not limited to, the masthead or other prominent location of each issue of any Client Publication, the Client letterhead, Client Advertisements (whether in print, radio, television or any other media) and Client business cards. In addition, the Client shall include an identifier tag as follows:
"Virtual Jerusalem, The Jewish World from the Heart of Israel, www.virtual.co.il", or such other identifier tag as the Company shall notify the Client in writing from time to time, on all electronic mail distributed by the Client via the Company's list processor.

7.6 An advertiser located by the Client for advertising on the Client Site or the Virtual Jerusalem Site shall be required to enter into a written advertising agreement with Virtual Jerusalem.

Subscription Fees
-----------------

8.1 If at any time during the term of this Agreement the Client shall produce a Client Publication for which the Client collects subscription fees, then the Client shall pay to Virtual Jerusalem a percentage of the Client Publication Subscription Fees as set forth in the Revenue Terms, plus Value Added Tax according to the rate applicable by law.

8.2 In addition to Client Publication Subscription Fees, should the Client decide, in its sole discretion, during the term of this Agreement to require Internet users who wish to visit the Client Site to become subscribers to the Client Site and to pay a subscription fee, then Virtual Jerusalem shall be entitled to a percentage of the Client Site Subscription Fees as set forth in the Revenue Terms plus Value Added Tax at the rate applicable by law.

Payment Procedure
-----------------

9.1 (a) No later than the fifteenth (15th) day of each calendar month, each party shall provide to the other with an accounting of Net Client Site Advertising Receipts (divided into Net Client Site Advertisement Production Receipts and Net Client Site Advertisement Banner Receipts) with respect to the immediately preceding calendar month, including the names of each advertiser from which revenues were received in the preceding month, advertising and production fees charged to such advertiser, commissions associated with such advertiser and the total sum to be distributed to the Client as set forth above and in Appendix A hereto.

     (b) No later than the fifteenth (15th) day of each calendar month, with respect to the immediately preceding calendar month, the Client shall provide Virtual Jerusalem with an accounting of Client Publication Subscription Fees and Client Site Subscription Fees, if any, including the names of each subscriber, the subscription fee paid by such subscriber and the total amount due to Virtual Jerusalem as set forth above and in Appendix A hereto.

     (c) No later than the twenty-fifth (25th) day of each calendar month, each party shall transfer such sum to the other party as is due them in accordance with subsections (a) and (b) above, against provision of a tax invoice, in the manner to be agreed upon by the parties. In each month, either party may set off the amount owing to the other party in accordance with the accounting provided hereunder against a greater amount due from such party.

Beginning on the twenty-eighth (28th) day of each calendar month, any outstanding payment shall f accrue annual interest at the rate charged by the American Israel Bank, Ltd. for unauthorized amounts in overdraft of unpreferred customers.

      (d) Payment of the amounts provided in subsections (a) and (b), if any, shall be made by the method agreed to by the parties from time to time.

      (e) The consideration provided to Virtual Jerusalem by the Client pursuant to sections 7 and 8 hereof shall be full and complete consideration for all the materials and services supplied or to be supplied by Virtual Jerusalem hereunder except as set forth in section 10.2(b) herein.

9.2 At the request of either party hereto each party shall permit the other to review its accounts which relate to the revenues and fees required to be reported to the requesting party under the terms of this Agreement. Such right shall not be exercised with unreasonable frequency. Notwithstanding the above, either party may satisfy this obligation by providing the requesting party with a report from an Israeli or American, as the case may be, certified accountant as to the information to be provided to the requesting party hereunder.

Term and Termination
--------------------

10.1 This Agreement shall be effective upon its signature by both parties and shall continue in full force and effect for the Initial Term. Following the Initial Term, this Agreement shall automatically be deemed to be renewed by the parties and continue at will unless and until terminated by either party by written notice to the other party ("Termination Notice"). Termination of this Agreement shall become effective 60 (sixty) days following the receipt by the non-terminating party of the Termination Notice.

10.2 Notwithstanding the above, the Client may terminate this Agreement without Cause (as defined in section 10.3 below) during the Initial Term. Early termination of this Agreement without Cause by the Client shall not be deemed a breach of this Agreement provided that the Client complies with the following:

      (a)  The Client shall  notify Virtual Jerusalem in writing at least sixty
           (60) days prior to the effective date of termination;

      (b) The Client shall pay to Virtual Jerusalem no later than ten (10) days following the effective date of termination, the amounts set forth in "Client Site Terms of Termination" attached hereto as appendix D to this Agreement ("the Terms of Termination"), in consideration of production and maintenance costs of the Client Site and as compensation agreed upon and evaluated in advance for the early termination of this Agreement.

      (c) The payments set forth above shall bear annual interest at the rate charged by the American Israel Bank, Ltd. for unauthorized amounts in overdraft of unpreferred customers.


10.3 Either party may terminate this Agreement for Cause effective upon written notice thereof to the other party. The term "Cause" as used herein shall mean:

          (a) the non-terminating party shall breach or fail to perform any of its covenants, agreements, representations, warranties or obligations under this Agreement, including timely delivery of the Client Site and Editions thereof, and such breach or failure to perform shall not have been cured within five (5) Business Days after notice by the terminating party to the non-terminating thereof; and

          (b) the non-terminating party is enjoined or restrained by a court order from conducting all or any part of its business affairs relating to the production of the Client Site and Editions thereof and the non-terminating party's ability to perform hereunder is materially impaired thereby; or all or substantial part of the non-terminating party's property is attached, seized, levied upon, or comes under the possession of a receiver, trustee or assignee for the benefit of creditors and such attachment seizure, levy or possession, is not promptly lifted; or any proceeding is filed by or against the non-terminating party for bankruptcy, dissolution, reorganization or liquidation.

10.4 Virtual Jerusalem hereby acknowledges and agrees that the services provided or to be provided by Virtual Jerusalem hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages in an action at law, and that a breach of this Agreement will cause Client irreparable injury. The Client shall be entitled to injunctive and other equitable relief to prevent or cure any such breach or threatened breach, which relief shall be in addition to any other rights and remedies which the Client may have, whether for damage or otherwise.

Confidentiality
---------------

11.1 Neither party shall, at any time during or after the term of this Agreement, disclose any Confidential Information of the other party, or any part thereof, to any person, firm, corporation, or other entity, for any reason whatsoever.

11.2 Neither party shall make any use whatsoever, at any time during or after the term of this Agreement, of any Confidential Information of the other party, for any purpose other than for the fulfillment of such party's obligations or the exercise of its rights under this Agreement.

Notices
-------

12.1 All notices given by either party to the other in connection with this Agreement shall be deemed received (i) if sent by registered mail, 72 hours after dispatch of the notice to the address set forth in the preamble to this Agreement; or (ii) if sent by prepaid overnight carrier, with a record of receipt upon delivery; and (iii) if sent by facsimile, the first Business Day after its transmission with confirmation thereof.

12.2 Without derogating from section 12.1 above, any notice required or permitted hereunder to be sent by facsimile or electronic mail shall be sent to the following facsimile number and e-mail address, respectively:

      The Client:          Facsimile: 310-273-6844     E-mail: jewishtv@aol.com

      Virtual Jerusalem:   Facsimile: 972-2-679-7464   E-mail: avi@virtual.co.il

Miscellaneous
-------------

13.1 It is understood and agreed that the Client Site may be temporarily inaccessible to users from time to time as a result of Internet connectivity related problems which are not in Virtual Jerusalem's control and/or for maintenance purposes and that such inaccessibility shall not be deemed a breach of this Agreement and shall not entitle the Client to any legal remedies.

13.2 Notwithstanding anything in this Agreement to the contrary, a delay in the performance of any obligation hereunder which shall not exceed three Business Days shall not be considered a breach of this Agreement and shall not entitle the injured party to any legal remedy.

13.3 This Agreement may be assigned by Virtual Jerusalem at any time, at Virtual Jerusalem's sole discretion to an entity controlled in whole or in part by Avi Moskowitz which entity shall own and/or operate the Virtual Jerusalem Site. This Agreement may be assigned by the Client to any entity which shall own and/or operate the Jewish Television Network.

13.4 The services of Virtual Jerusalem have been retained as an independent contractor and nothing contained herein shall create an employer-employee relationship or a joint venture relationship between the parties.

13.5 This Agreement shall be governed and construed in accordance with the laws of the State of New York. Jurisdiction with respect to any controversy or claim arising out of or in connection with this Agreement shall be exclusively in the competent court in New York, USA and the parties hereby submit to the personal jurisdiction of the New York courts.

13.6 This Agreement constitutes the entire understanding of the parties hereto and shall replace and/or supersede any prior written or oral understanding which may have existed between the parties.

13.7 This Agreement may not be amended or altered except by written instrument signed by both parties. A party's failure to enforce its rights hereunder, in whole or in part, shall not constitute a waiver of rights by such party.

13.8  The headings used herein are for convenience sake alone and shall play no part in the interpretation of this Agreement.


In Witness Whereof, the parties hereto have signed this Agreement as of the date first above written.


Jewish Television Network            Virtual Jerusalem, Ltd.



By: Jay Sandersen                    By: David Kahn
   Name                              Name

                   Appendix A "Client Site Production Terms"


1.  Services: The Client shall be entitled to receive the following services
    --------
during the term:

          a. Graphic Pages: Up to fifty (50)
          b. Text Pages: Up to one hundred (100)
          c. Email Addresses : Up to twenty five (25)
          d. FTP Space: Up to one gigabyte during the Term
          e. Email Lists: Fifteen (15)
          f. Real Audio:  25 mb*
          g. Additions/Amendments to the Client Site created by Virtual
             Jerusalem: Fifty (50) hours per year
          h. Listing on Virtual Jerusalem Home Page:  Twenty (20) days per year
          i. Monthly statistics regarding Client Site traffic

          * provided to Virtual Jerusalem in digital format

2.  Production Period: The Initial Design and Layout of the Client Site
    -----------------
shall be completed by Virtual Jerusalem no later than four (4) weeks following delivery by the Client of (a) the Initial Design and Layout Material and (b) a flow chart and outline of the proposed Client Site. Subject to the Client's timely review and approval of the Initial Design and Layout and provided that the Client Material for the initial Edition of the Client Site has been delivered and the Client Site has been approved, all as set forth in this Agreement, the initial Edition of the Client Site shall be produced and distributed by Virtual Jerusalem no later than two (2) Business Days following the Client's approval of the Initial Design and Layout.

3.  Frequency: New Editions  of the Client Site shall be produced on a
    ---------
weekly basis provided the Client Material is uploaded by the Client by FTP as set forth below in section 6 of this Appendix A.

4.  Virtual Jerusalem Material and Licensed Material: On an annual basis,
    ------------------------------------------------
Virtual Jerusalem shall be responsible for enhancing the Client Site by creating and/or obtaining new Virtual Jerusalem Material and/or Licensed Material for distribution on the Client Site.

5.  Editions of the Client Site: New Editions of  the Client Site and any
    ----------------------------
amendments thereof shall be executed and be ready for approval no later than one Business Day with respect to text and video footage and five (5) Business Days with respect to graphics following the delivery of new or amended Client Material and/or a written amendment request to Virtual Jerusalem.

6.  Delivery of Material: All Client Material required or permitted to be
    --------------------
delivered to Virtual Jerusalem under this Agreement shall be delivered by (a) email, to the address set forth in the Agreement; (b) overnight carrier; or (c) FTP, with notice of FTP by email, to a location on the Virtual Jerusalem computer system designated by Virtual Jerusalem, in the following formats or such other formats as shall be agreed upon by the parties from time to time:

    Text:      .txt, Word for Windows, Dagesh,
    Graphics:  .tif, .eps, .ai, .cdr

7.  Client Approval: Virtual Jerusalem shall request from the Client, any
    ---------------
approval that Virtual Jerusalem is required to obtain from Client hereunder in connection with any material to be placed on the Client Site and distributed therefrom by facsimile (or other agreed upon modes of communication. Such request for approval shall provide the Internet address where the material awaiting approval resides. The Client shall review the material and notify Virtual Jerusalem, by facsimile (or other agreed upon modes of communication), not later than five (5) Business Days with respect to the Initial Design and Layout and three (3) Business Days with respect to Editions of the Client Site not uploaded by the Client independently of Virtual Jerusalem, amendments or revisions of the Client Site after receipt of Virtual Jerusalem's aforementioned request, whether or not the material has been approved, and if it has not been approved, what the requested changes are. The Client's failure to respond to Virtual Jerusalem's aforementioned request within the period set forth above, shall be deemed approval of the material with respect to which approval has been requested for all purposes.

7.  Additional Terms: The Client agrees to make available the services of
    ----------------
one of the Client's announcers/editors/ prominent staff person, at the discretion of the Client, from time to time, who shall conduct an on-line discussion with visitors to the Client Site.

                                  Appendix B

                     Guidelines for FTP of Client Material


Virtual Jerusalem will provide the following to the Client to facilitate the File Transfer Protocol ("FTP") process of the Client Material:

1.   An FTP account with password on the Virtual Jerusalem web server.

2.   An FTP directory for the exclusive use of the Client Material.

3.   Up to 500mb of storage space in the Client's FTP directory.

4. One telnet account for direct editing of Client Material on the Virtual Jerusalem web server.

The above FTP services are provided solely for the purpose of facilitating the FTP process of the Client Material at Virtual Jerusalem's discretion and may be terminated by Virtual Jerusalem at any time.

                                  Appendix C

                           Client Site Revenue Terms


I. During the term of this Agreement, the Client shall be entitled to the following Net Client Site Advertising Receipts and Net Virtual Jerusalem Site Advertising Receipts:

1. Net Client Site Advertising Production Receipts:   10% (ten percent).
       -------------------------------------------

2. Net Client Site Advertising Banner Receipts:  75% (seventy-five percent) in
       ---------------------------------------
the event the Client refers an advertiser or an advertiser's authorized representative to Virtual Jerusalem for an Advertisement on the Client Site provided that the Client shall exert best efforts to assist Virtual Jerusalem in any manner reasonably required by Virtual Jerusalem for the purposes of procuring the Advertisement, and 25% (twenty five percent) in the event Virtual Jerusalem locates an advertiser or the advertiser's authorized representative for an Advertisement on the Client Site.

3. Net Virtual Jerusalem Site Advertising Receipts:  20% (twenty percent).
       -------------------------------------------

II. In the course of each year during the term of this Agreement, the Client shall promote and advertise the Client Site and the Virtual Jerusalem Site in the manner set forth below:


The Client shall place advertisements on one of the Client's programs of a duration of ten to fifteen seconds at least once every week promoting each of the Client Site and the Virtual Jerusalem Site, respectively. The Client shall provide the Company with the opportunity and the means to review such advertisements prior to their publication and shall not publish any advertisement prior to receiving such approval.

The Client shall place an advertisement for Virtual Jerusalem (the format for which shall be agreed upon by the parties) on the Client Site's home page in a space allocated for advertisements for such periods when such advertising space is not being utilized by advertisers.

III. If at any time during the term of this Agreement the Client shall produce a Client Publication for which the client collects subscription fees through the Client Site, then Virtual Jerusalem shall be entitled to receive 25% (twenty-five percent) of all Client Publication Subscription Fees.


IV. If at any time during the term of this Agreement the Client shall require Internet users who wish to visit the Client Site to pay a subscription fee, then Virtual Jerusalem shall be entitled to receive 25% (twenty-five percent) of all Client Site Subscription Fees.


V.   Additional Terms:

In the event the Client purchases advertising space on the Virtual Jerusalem Site during the term, the Client shall be entitled to a discount of ten percent (10%) on the Company's advertising rates then in effect on the date of such purchase.

                                  Appendix D

                       Client Site Terms of Termination


Should the Client terminate this Agreement without Cause during the Initial Term, the Client shall pay to Virtual Jerusalem the following amounts as set forth in section 10.2 of the Agreement:


(1) If this Agreement is terminated within the first year of the Initial Term, an amount in NIS equal to $20,000 (twenty thousand U.S. Dollars).

(2) If this Agreement is terminated within the second year of the Initial Term, an amount in NIS equal to $15,000 (fifteen thousand U.S. Dollars).

(3) If this Agreement is terminated within the third year of the Initial Term, an amount in NIS equal to $10,000 (ten thousand U.S. Dollars).